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                                                                    Exhibit 31.1

                      CERTIFICATION AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bharatan R. Patel, certify that:

     1. I have reviewed the Quarterly Report on Form 10-Q of Aavid Thermal Technologies, Inc.

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operation and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

               a.) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is prepared;

               b.) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

               c.) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's Board of Directors (or persons performing equivalent functions):

               a.) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b.) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

     6. The Company is a non-accelerated filer for the purposes of compliance with Securities and Exchange Commission rules under the Securities Exchange Act of 1934 that were adopted, pursuant to Section 404 of the Sarbanes-Oxley Act. Accordingly, the Company will not be subject to the requirements of Section 404 of the Sarbanes-Oxley Act until its fiscal year ending December 31, 2006.

     7. The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated: August 12, 2005                  /s/ Bharatan R. Patel
                                        ----------------------------------------
                                        Bharatan R. Patel
                                        Chairman, President and Chief Executive
                                        Officer


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